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                                                                  Exhibit 3.1(e)

                     Certificate of Incorporation of OMC LAC

                                 (see attached)

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

         OUTBOARD MARINE INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of OUTBOARD MARINE INTERNATIONAL, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
         "The name of the corporation is OMC LATIN AMERICA/CARIBBEAN INC."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly in accordance with the applicable provisions of 242 and 228 of the General Corporation Law of the Delaware.

         IN WITNESS WHEREOF, said OUTBOARD MARINE INTERNATIONAL, INC. has caused this certificate to be signed by D.L. Jacobson,
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(Vice) President and attested by Howard Malovany, its (Asst.) Secretary, this
31st day of December, 1990.

                                     OUTBOARD MARINE INTERNATIONAL, INC.


                                     By /s/ D.L. Jacobson
                                        (Vice) President


ATTEST:


By /s/ Howard Malovany
   (Asst.) Secretary


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                          CERTIFICATE OF INCORPORATION

                                       OF

                       OUTBOARD MARINE INTERNATIONAL, INC.

                                     * * * *

         FIRST: The name of the corporation is OUTBOARD MARINE INTERNATIONAL, INC.

         SECOND: Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

         THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

         To manufacture, purchase, receive, import or otherwise acquire, own, hold, use, and otherwise deal in and with, sell, export, lease, mortgage, pledge or otherwise dispose of goods, wares, merchandise, articles, materials and personal property of all kinds, and to carry on any of the trades, businesses, undertakings or functions that are in any manner incidental or contributory thereto.

         To establish, build, take, receive, lease as lessee and otherwise acquire, own, hold, operate, conduct, use, maintain, improve, sell, convey, mortgage, pledge, lease as lessor and

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otherwise dispose of stores, offices, warehouses, buildings, structures, machinery, equipment and facilities of all kinds.

         To borrow or raise moneys for any of the purposes of the corporation.

         To carry on all or any of its business within the geographical limits of North, Central or South America, or in the West Indies.

         In general, to have and exercise all of the powers conferred by law upon corporations organized under the act herein referred to, and to do all the things hereinbefore set forth to the same extent as natural persons could do.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is fifteen thousand (15,000) and the par value of each of such shares is Ten Dollars ($10.00) amounting in the aggregate to One Hundred Fifty Thousand Dollars ($150,000.00).

         FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

         SIXTH: The names and places of residence of the incorporators are as follows:

         NAMES                                       RESIDENCES

         A. D. Atwell                       Wilmington, Delaware
         F. J. Obara, Jr.                        Wilmington, Delaware
         S. H. Livesay                      Wilmington, Delaware


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         SEVENTH: The corporation is to have perpetual existence.

         EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation. To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the


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by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

         When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the implication of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code


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order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         ELEVENTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by ballot unless the by-laws of the corporation shall so provide.

         TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter


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prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 4th day of September, A.D. 1964.


                                    A. D. ATWELL                       (SEAL)


                                    F. J. OBARA, JR.                   (SEAL)


                                    S. H. LIVESAY                      (SEAL)


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STATE OF DELAWARE                           )
                                            ) SS:
COUNTY OF NEW CASTLE                              )


         BE IT REMEMBERED that on this 4th day of September, A. D. 1964, personally came before me, a Notary Public for the State of Delaware, A. D. Atwell, F. J. Obara, Jr. and S. H. Livesay all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

         GIVEN under my hand and seal of office the day and year aforesaid.


                                         HOWARD K. WEBB
                                         NOTARY PUBLIC